Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (Registration Statement No. 333-289758) of our report dated February 24, 2026, relating to the financial statements of Offerpad Solutions Inc., appearing in the Annual Report on Form 10-K of Offerpad Solutions Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Tempe, Arizona

February 24, 2026